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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Community Capital Corporation on Form S-2 of our report dated January 19, 1996, on our audits of the consolidated financial statements as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                         TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
December 20, 1996